                                 LEASE AGREEMENT

                             EXECUTED BY AND BETWEEN

                         MORRISON TAYLOR, LTD. - LESSOR

                                       AND

                    ADS ALLIANCE DATA SYSTEMS, INC. - LESSEE

                               TABLE OF CONTENTS

  1.  DEFINITIONS .........................................................1

  2.  INITIAL TERM ........................................................2

  3.  BASE RENT ...........................................................3

  4.  OPERATING, MAINTENANCE, TAXES, AND OTHER EXPENSES ...................4

  5.  TAXES AND ASSESSMENTS................................................5

  6.  CONSTRUCTION AND COMPLETION OF THE PREMISES..........................6

  7.  FORCE MAJEURE........................................................7

  8.  ASSIGNMENT BY LESSOR.................................................7

  9.  MAINTENANCE .........................................................7

  10. QUIET ENJOYMENT ....................................................10

  11. CERTAIN RIGHTS RESERVED TO THE LESSOR ..............................10

  12. ESTOPPEL CERTIFICATES ..............................................10

  13. WAIVER OF CERTAIN CLAIMS BY LESSEE .................................11

  14. WAIVER OF CERTAIN CLAIMS BY LESSOR .................................12

  15. MUTUAL WAIVER OF SUBROGATION .......................................12

  16. INDEMNIFICATION ....................................................12

  17. LIABILITY INSURANCE ................................................14

  18. FIRE AND EXTENDED COVERAGE INSURANCE ...............................14

  19. HOLDING OVER .......................................................15

  20. ASSIGNMENT AND SUBLETTING ..........................................15

  21. CONDITION OF PREMISES ..............................................16

  22. USE OF PREMISES ....................................................16

  23. DAMAGE OR DESTRUCTION ..............................................16

  24. EMINENT DOMAIN .....................................................17

  25. LESSOR'S REMEDIES...................................................18

  26. LESSEE'S REMEDIES...................................................21

  27. SUBORDINATION OF LEASE..............................................22

  28. NOTICES AND CONSENTS................................................23

  29. NO ESTATE IN LAND...................................................23

  30. INVALIDITY OF PARTICULAR PROVISIONS ................................24

  31. MISCELLANEOUS TAXES.................................................24

  32. BROKERAGE...........................................................24

  33. SPECIAL STIPULATIONS................................................24

  34. LIMITATION OF LESSOR'S LIABILITY....................................26

  35. FINANCIAL STATEMENTS................................................26

  36. HAZARDOUS SUBSTANCES................................................26

  37. LEASE CANCELLATION..................................................29

  38. RENEWAL OPTION......................................................30

EXHIBIT A - LEGAL DESCRIPTION

EXHIBIT B - PREMISES

                                 LEASE AGREEMENT

By this Lease Agreement (hereafter referred to as the "Lease") dated this 1st day of July, 1997 (the "Effective Date"), by and between, MORRISON TAYLOR, LTD., an Ohio Limited Liability Company organized under the laws of the State of Ohio (hereafter referred to as the "Lessor") and ADS ALLIANCE DATA SYSTEMS, INC., a corporation organized under the laws of the State of Delaware hereafter referred to as the "Lessee"), Lessor hereby leases unto Lessee, and Lessee accepts and leases from Lessor the Premises as hereinafter described for the term, the rent, and subject to the conditions and covenants hereinafter provided.

In consideration thereof, the parties covenant and agree as follows:

1.   DEFINITIONS

Unless the context otherwise specifies or requires, the following terms shall have the following meanings herein specified.

     (a) The term "REAL PROPERTY" shall mean a certain tract of real estate commonly known as 800 TechCenter Drive, Gahanna, Ohio 43230 the legal description of which is attached hereto and marked as Exhibit "A".

     (b) The term "BUILDING" shall mean a 1 story office building containing approximately 54,615 leasable square feet of space, more or less, as outlined on the diagram attached hereto and marked as Exhibit "B," located upon the Real Property as hereinabove defined.

     (c) The term "PREMISES" shall mean the Real Property, the Building and all other improvements on the Real Property.

     (d) The term "REAL ESTATE TAXES AND ASSESSMENTS" shall mean all real estate taxes and any special assessments accruing during the term of the Lease, or any taxes which shall be levied in lieu of such taxes on the gross rentals of the Premises, but shall not include any penalties or interest payable by reason of failure to pay such taxes and assessments, except to the extent that such penalties or interest have been assessed as a result of Lessee's failure to timely pay real estate taxes and assessments as set forth in Section 5 herein. To this end, Lessor and Lessee each acknowledge that pursuant to the Ohio Supreme Court, the method for financing school systems within the State of Ohio is currently under review and is expected to be substantially revised and modified. To the extent such modification impacts real estate taxes and assessments, the parties agree that any alternative tax established in lieu thereof or in substitution relating to the ownership, management or leasing of real property thereof shall be deemed to be part of the real estate taxes and assessments for the purposes of the above-described definition.

2.   INITIAL TERM

The term of this Lease shall commence on the 1st day of September, 1997 (hereafter the "Commencement Date") and shall expire (unless sooner terminated pursuant to provisions contained herein) on the 31st day of August, 2007 for a term of 10 years. Lessee and its specialized subcontractors (i.e., telephone and/or computer installation people) shall have the right to enter the Premises prior to the Commencement Date for the purpose of getting the space ready for occupancy; provided the same shall not obstruct Lessor or its contractors from timely completion of construction. In the event the Premises are not available for occupancy on the Commencement Date, except as set forth below, this Lease shall not be void, or voidable, nor shall Lessor be liable to Lessee for any damages resulting therefrom, and provided the delay is not occasioned by acts or omissions of the Lessee, the Base Rent, and obligation to pay Real Estate Taxes and Assessments and other expenses, as hereafter provided, shall be waived and abated for the period between the Commencement Date and the date the Premises are available for occupancy, and the Expiration Date shall be extended by the time period necessary to assure that the term shall be for the period described above. Notwithstanding, if the Commencement Date does not begin on the first of the month, the term shall be extended to allow the expiration date to end on the last day of the month.

Notwithstanding the foregoing or any other provision hereof to the contrary, in the event the Premises are not available for occupancy within ten (10) weeks after the later of: (i) June 20, 1997 or (ii) the Effective Date, except as a result of delay caused by Lessee or force majeure under Section 7 hereof, Lessor shall pay to Lessee the sum of $1,000 per day for each day after that date that the Premises is not ready for occupancy, and if the Premises are not available for occupancy by November 30, 1997, except as a result of delay caused by Lessee or force majeure under Section 7 hereof, Lessee shall have the option, at any time thereafter until the Premises are available for occupancy, to terminate this Lease by written notice to Lessor, in which event this Lease shall terminate as of the date of such notice and shall be void in all respects except that Lessor shall pay to Lessee all amounts required to be paid under this paragraph for failure to make the Premises ready for occupancy through the effective date of termination of this Lease. The dates by which the Premises must be available for occupancy may be extended by the mutual agreement of the parties in the event of a change in the plans or scope of work requested by Lessee.

As used herein, the term "ready for occupancy" shall mean that (i) the Building and all improvements on the Real Property have been substantially completed in accordance with the plans and specifications therefor, (ii) a certificate of occupancy for the Building has been issued by the City of Gahanna, and (iii) Lessor has notified Lessee in writing at least seven (7) days in advance that the Premises will be ready for occupancy on that date. Acceptance of possession of the Premises by Lessee shall not relieve Lessor of its obligation to complete the Premises in accordance with the Plans and Specifications.

3.   BASE RENT

The Lessee shall pay to the Lessor as annual Base Rent, in legal tender at the Lessor's address at 1533 Lake Shore Drive, Columbus, Ohio 43204, or such other address as may be designated by Lessor the annual sum of:


                                        Annual            Monthly
                                        ------            -------
                    Year 1              $294,921.00       $24,576.75
                    Years 2-6           $488,804.25       $40,733.69
                    Years 7-10          $532,496.25       $44,374.69

promptly on the first day of every calendar month of the term, beginning on the Commencement Date, unless the Premises are not available for occupancy on such date, in which case the first payment shall be due and payable upon the date the Premises are available for occupancy and shall be prorated, for such partial month.

The Base Rent shall be payable without demand, the same being hereby waived.

4.   OPERATING, MAINTENANCE, TAXES, AND OTHER EXPENSES

     (a) Subject to the provisions of Sections 5 and 18 hereof, in addition to Base Rent, Lessee shall pay to Lessor each month as additional rent an amount reasonably estimated by Lessor as being necessary to pay when due each real estate tax bill for which Lessee is responsible under
          Section 5 hereof and each premium of fire and extended coverage insurance for which Lessee is responsible under Section 18 hereof, with such amounts being spread over the number of months covered by such tax bill or premium invoice in equal installments. Such estimates shall be based upon the most recent tax bill and insurance premium invoice. Lessor shall pay all real estate tax bills and insurance premiums before the same are due without penalty and without lapse of coverage. In the event the amount of additional rent paid by Lessee hereunder is insufficient to pay a particular tax bill or premium invoice, Lessor shall provide Lessee with notice of the deficiency, and Lessee shall pay the amount of the deficiency within thirty (30) days after receipt of such notice and copies of the applicable tax bill or premium invoice. In the event the amount of additional rent is in excess of that needed to pay the next due real estate tax bill and invoice for insurance premium, the excess shall be applied to the next due additional rent payments and in the event of an excess upon termination of this Lease, the amount of such excess shall be paid by Lessor to Lessee within thirty (30) days after the date of termination.

          (b) In addition, except as specifically set forth herein to the contrary, Lessee agrees to pay all of the expenses related to the operation of the Premises including but not limited to:

               (1) Cost of any utilities for providing lighting and electrical service to the Premises, heating and cooling for the Building, water and sewer service for the Building;

               (2) Landscaping, lawn care, fertilization, snow removal, janitorial service and trash removal;

               (3) Maintenance and repairs of the Premises (including but not limited to electrical, plumbing, heating, air conditioning and mechanical equipment and the necessary tools and equipment associated therewith), parking areas and access drives, sidewalks and grounds, but exclusive of the roof, foundation and structural elements of the Building, the expenses for which shall be paid as set forth in Section 9 herein;

               (4) Any and all taxes or other fees or assessments not described within paragraph (a) herein (such as personal property taxes for equipment used to service the Building, fees charged by any Owners Association and similar assessments), except for income taxes properly assessed against and payable by Lessor.

Such expenses shall be paid directly by Lessee to the respective vendor or service provider with the exception of real estate taxes and assessments which shall be paid to Lessor in accordance with Section 5 hereof.

5.   TAXES AND ASSESSMENTS

Lessee shall be responsible for paying through additional rent in accordance with the procedure set forth in Section 4 hereof all real estate taxes and installments of assessments related to the

Premises relating to real estate tax bills relating to periods during the term of this Lease, without regard to the date the real estate tax bills are due and payable. Lessor shall provide Lessee with a copy of each real estate tax bill no later than fifteen (15) days after receipt of the tax bill. Lessee shall not be responsible for the payment of any penalty or interest on taxes or assessments as long as Lessee makes the additional rent payments set forth in Section 4 herein.

If the Premises are not a separate tax parcel, Lessor shall take such steps as are necessary to have the same created as a separate tax parcel.

With the consent of Lessor, which consent shall not be unreasonably withheld, Lessee shall have the right in its own name, or in Lessor's name where appropriate, but at its own cost and expense, to contest the amount or legality of any real property taxes, personal property taxes, assessments, impositions or all other claims and charges which it is obligated to pay hereunder and make application for the reduction thereof, or any assessment upon which the same may be based, and the Lessor agrees at the request of the Lessee to execute or join in the execution of any instruments or documents necessary in connection with such contest or application. If the Lessee shall contest such tax assessment, or other imposition and if as a result of such contest the time for paying such tax or assessment is delayed, the time within which the Lessee shall be required to pay the same to Lessor shall be similarly extended.

In no event shall Lessee be liable for payment of any income, estate or inheritance taxes imposed upon Lessor or the estate of Lessor with respect to the Premises. Lessee shall not pay any income, franchise or excise or excess profits tax levied upon or assessed against Lessor.

6.   CONSTRUCTION AND COMPLETION OF THE PREMISES

Lessor agrees to construct the Building, the other improvements on the Real Estate, and the tenant improvements within the Building in compliance with plans and specifications prepared by Lessor's architect and approved by Lessee on or before the Commencement Date. Lessee shall not do anything, or fail to do anything, that will cause a delay in the completion of the construction of the Building and improvements, or that will increase the costs of such construction. In the event as a result of Lessee's failure to cooperate or comply with this

Section, completion is delayed beyond the Commencement Date, such delay shall not create an abatement of Base Rent for the period of delay caused by Lessee.

Lessee shall be entitled to a tenant improvement allowance in the amount of $873,840. To the extent that tenant improvements exceed this amount, Lessee shall reimburse Lessor within thirty (30) days after invoice therefor accompanied by such supporting documentation as Lessee may reasonably require. Further, Lessee shall have the right to review and approve all bids for tenant improvements. To this end, Lessee expressly acknowledges and agrees that should Lessee desire to review and approve any bid for tenant improvement work and should the same take more than one (1) day that the same shall act to postpone the occurrence of the penalty set forth within Section 2 herein by one day for each day in excess of one day that such approval is not given or refused so long as the approval is obtained within three days (and if it is not obtained within three days the same shall act to postpone the occurrence of the penalty set forth in Section 2 herein by an amount equal to the actual delay in completion caused by such failure to approve the same), it being agreed that the time frame for completing the construction of the tenant improvement work does not include review time for Lessee in excess of the aforementioned. In the event Lessee refuses to approve a bid for tenant improvements, Lessee shall be entitled to contract directly for such tenant improvement work and be reimbursed by Landlord for the cost thereof up to the total of any remaining balance of the tenant improvement allowance. Lessee acknowledges that should Lessee elect to contract for the completion of certain tenant improvement work that the same will cause an extension of the occurrence of the penalty as set forth within Section 2 herein to include any subsequent delays in completion of the tenant improvement work caused as a result of the need to reschedule work around the work to be completed by the Lessee.

7.   FORCE MAJEURE

In the event the Lessor shall be delayed or hindered or prevented in the performance of any obligations required under the Lease by reasons of strike, lockouts, inability to procure labor or materials, failure of power, fire or other acts of God, restrictive governmental laws or regulations, riots, insurrection, war or any other reason not within the reasonable control of Lessor, then the performance of such obligations shall be excused for a period of such delay and the period for the performance of any such act shall be extended for a period equivalent to the period of any such delay.

8.   ASSIGNMENT BY LESSOR

If Lessor shall sell, assign, transfer or convey the Real Property and/or Building, such sale, assignment, conveyance or transfer shall be subject to this Lease, and provided the assignee assumes all of Lessor's obligations under this Lease, Lessee shall look to the assignee or transferee of Lessor's interest in this Lease for the performance of Lessor's obligations hereunder, and the Lessor shall from and after such assignment or transfer be relieved and discharged from any and all liabilities and obligations under this Lease. Lessor shall send notice to Lessee of any such sale, assignment, transfer, or conveyance at least thirty (30) days prior to the date that the next Base Rent shall be due.

9.   MAINTENANCE

During the term of this Lease, Lessee shall maintain the Premises (exclusive of roof, foundation and structural elements of the Building which shall be the responsibility of Lessor subject to the terms hereafter set forth) as a first class office building except for damage occasioned by the act of Lessor, its employees, agents or invitees; provided, however, Lessee shall not be excused from its obligation to maintain the Premises as a result of the act of Lessor or its employees, agents or invitees if the same is subject to insurance coverages maintained by Lessee (or insurance coverages that would normally and customarily be carried by a lessee).

Upon completion of the Building, Lessor shall conditionally assign to Lessee all warranties and guarantees related to the roof of the Building. Lessor shall be solely responsible for the maintenance and repair of the roof of the Building during the first year of the lease term. Thereafter, during the initial term of this Lease, Lessee shall be responsible for performing all routine maintenance and repairs to maintain the roof in good order and condition utilizing a roofing contractor reasonably approved by Lessor that will not jeopardize any roof warranty with respect to the roof, and Lessor shall be responsible for replacement of the roof, unless such replacement is caused by the failure of Lessee to perform routine maintenance hereunder. In the event that Lessor is required during the first year of the initial term of this Lease to replace the roof, Lessee shall reassign the roof related warranties and guaranties to Lessor, and Lessor shall replace the roof in accordance therewith. In the event that Lessor is required during the initial term of this Lease to replace the roof after the first lease year, Lessee shall reassign the roof related warranties and guaranties to Lessor and shall reimburse Lessor for the costs of such replacement up to a total amount of $13,653.75 during the term of the Lease, and Lessor shall pay all costs of repair and replacement in excess of such amount. Lessee shall pay Lessor any amount it is required to pay hereunder to reimburse Lessor for the costs of repair or replacement of the roof within thirty (30) days of request for payment accompanied by copies of all invoices necessary to support the requested payment. Anything herein to the contrary notwithstanding, Lessee shall be responsible for performing all routine maintenance to maintain the roof in good order and condition as set forth above during any and all renewal terms, and Lessor shall be responsible for replacement of the roof during any and all renewal terms, subject to Lessee reimbursing Lessor for all costs of the same in accordance with general terms and conditions as set forth within Section 4 herein, and the following sentence. In the event during any renewal term it becomes necessary to replace the roof or make any major repair to the roof, the cost of which would normally be amortized under generally acceptable accounting principles, for the purpose of this Section 9, the cost of such replacement or repair shall be amortized over the estimated useful life of the roof or the repair as reasonably determined by the outside accountants for Lessor and Lessee shall only be obligated to pay that portion of the cost of the replacement or repair attributable to the remainder of the then applicable renewal term, and upon exercise of a subsequent renewal term, that renewal term.

In the event that Lessor and Lessee are unable to agree upon whether repair or replacement is the appropriate activity relative to a problem with the roof, either party may provide written notice to the other of such inability to agree, and if the parties are still not in agreement within seven (7) days thereafter, each party shall select an independent roofing contractor who shall make a recommendation regarding repair or replacement within thirty (30) days after the expiration of such seven (7) day period. If the two roofing contractors cannot agree upon a recommendation, they shall mutually select a third contractor who shall make a recommendation of repair or replacement which shall be controlling on the parties. If either party does not select a roofing contractor or such contractor does not timely submit its recommendation, the recommendation of the other contractor shall be controlling. Each party shall pay all costs and fees of the roofing contractor selected by it and the parties shall equally share the costs and fees of the third contractor.

Notwithstanding anything to the contrary contained herein, Lessor shall be solely responsible for maintenance and repair of the foundation and all structural elements of the Building; provided, however, during any renewal term of this Lease, Lessee shall be responsible to reimburse Lessor for the costs associated with the same in accordance with the terms and conditions as generally set forth within Section 4 herein, and the following sentence. In the event during any renewal term it becomes necessary to replace the foundation or structural elements or make any major repair to the foundation or structural elements, the cost of which would normally be amortized under generally acceptable accounting principles, for the purpose of this Section 9, the cost of such replacement or repair shall be amortized over the estimated useful life of the replacement or the repair as reasonably determined by the outside accountants for Lessor and Lessee shall only be obligated to pay that portion of the cost of the replacement or repair attributable to the remainder of the then applicable renewal term, and upon exercise of a subsequent renewal term, that renewal term. Further, Lessor shall warrant all improvements on the Premises (exclusive of tenant improvements constructed by Lessee) for a term of one year after the Commencement Date and shall make all repairs resulting from defective design, workmanship or materials during that period. Further, Lessor shall, at the request of Lessee, process any warranty claims under applicable warranties.

10.  QUIET ENJOYMENT

So long as the Lessee shall observe and perform the covenants and agreements binding on it hereunder, the Lessee shall, at all times during the term herein granted, peacefully and quietly have and enjoy possession of the Premises without any encumbrance and hindrance.

11.  CERTAIN RIGHTS RESERVED TO THE LESSOR

The Lessor reserves the following rights:

     (a) On reasonable prior notice to the Lessee, to exhibit the Premises to any prospective purchaser, mortgagee, or assignee of any mortgage secured by the Premises at any time during the term and to prospective tenants during the last year of the term.

     (b) At any time in the event of an emergency, to take any and all measures, including inspections, repairs, alterations, additions and improvements to the Premises as may be necessary for the safety, protection or preservation of the Premises provided Lessor shall have first provided Lessee with such notice as is reasonable under the circumstances and Lessee shall have failed to take action with respect to such emergency. Relative to the same, Lessor shall use reasonable efforts to minimize disturbance of Lessee, its employees, agents, and invitees.

12.  ESTOPPEL CERTIFICATES

Lessee and Lessor shall, within ten (10) days after written request of the other, execute, acknowledge, and deliver to the other or to the other's mortgagee, proposed mortgagee, or proposed purchaser of the Premises or any part thereof or proposed assignee of this Lease or successor in interest, reasonable estoppel certificates requested by the other party from time to time, which estoppel certificates shall show whether the Lease is in full force and effect and whether any changes may have been made to the original Lease; whether the term of the Lease has commenced and full rental is accruing; whether there are any defaults by Lessor or Lessee and, if so, the nature of such defaults; whether possession has been assumed and all improvements to be provided by Lessor have been completed; whether Base Rent has been paid more than thirty
(30) days in advance; whether there are any liens, charges, or offsets against Rentals of any type due or to become due; and whether the address shown on such estoppel certificate is accurate, and such other matters reasonably requested.

13.  WAIVER OF CERTAIN CLAIMS BY LESSEE

     (a) All personal property belonging to the Lessee or any occupant of the Premises that is in or on any part of the Premises shall be there at the risk of the Lessee or of such other person only, and the Lessor, its agents and employees shall not be liable for the theft or misappropriation thereof.

     (b) Lessor shall not be liable for any damage or loss to fixtures, equipment, merchandise or other personal property of Lessee or any occupant of the Premises or any part thereof located anywhere in the Premises caused by fire, leak or flow of water (including water from the elevator system), explosion, sewer backup, breakage, leakage, obstruction, or other defect of the pipes, sprinklers, wires, plumbing, air conditioning or lighting fixtures, acts of God, public enemies, injunction, riot, strike, insurrection, war, court order, steam, rain or from any cause beyond Lessor's control, or any other insurable hazards except to the extent covered by the warranty of Lessor set forth in Section 9 hereof, and Lessee does hereby expressly release Lessor of and from such liability for such damages or loss.

     (c) Lessor shall not be liable for any damage or loss resulting from business interruption at the Premises arising out of or incident to the occurrence of any of the perils which can be covered by a business interruption insurance policy except to the extent covered by the warranty of Lessor set forth in Section 9 hereof, and Lessee hereby expressly releases Lessor of and from such liability for such damages or loss.

     (d) Nothing contained within this Section shall release Lessor from the fraudulent conduct of Lessor or any duties or obligations required to be performed by Lessor pursuant to law.

14.  WAIVER OF CERTAIN CLAIMS BY LESSOR

Lessee shall not be liable for any damage to the Premises or any part thereof caused by fire or other insurable hazards, regardless of the cause thereof (except to the extent the same is the result of the negligent act(s) of Lessee), and Lessor hereby expressly releases Lessee of and from any and all liability for such damages or loss.

15.  MUTUAL WAIVER OF SUBROGATION

Any waiver of claims and/or release described within this Lease shall not be limited to the liability of the parties to each other; it shall also apply to the liability of any person claiming through or under the parties pursuant to a right of subrogation or otherwise. The waiver of claims or release shall not apply to loss or damage to property of a party unless the loss or damage occurs when the applicable insurance policy of the party contains a clause or endorsement to the effect that the release will not adversely affect or impair the policy or prejudice the rights of the insured to recover under the policy. In the event an insurance company is unwilling to include such a clause or endorsement in a policy carried by a party, the party required to carry the insurance shall give notice in writing to the other party of the unwillingness of the insurance company to provide such clause or endorsement in the policy. In such event, the party whose insurance company is unwilling to include such a clause or endorsement in the policy shall take immediate action to assure that insurance is obtained through a company that is willing to include such a clause or endorsement in the policy.

16.  INDEMNIFICATION

Lessee indemnifies Lessor, each partner of Lessor, and each employee and agent of Lessor, against any loss, liability, or damages incurred in connection with or arising from: (i) the use or occupancy of the Premises by Lessee or any person claiming under Lessee; (ii) any activity, work, or thing done or permitted to be done by Lessee in or about the Premises; (iii) any acts, omissions, or negligence of Lessee or any person claiming under Lessee; (iv) any breach, violation, or non-performance by Lessee or any person claiming under Lessee of any term, covenant, or provision of this Lease, or any law, ordinance, or governmental requirement of any kind; or (v) (except for loss which is proximately caused by or results proximately from the negligence or intentional misconduct of Lessor, Lessor's employees and agents), any injury or damage to person, property, or business of Lessee, its employees, agents, or any other person entering upon the Premises under the express or implied invitation of Lessee.

Lessee shall defend any lawsuits with respect to claims for loss, liability or damages against which the indemnity provided above applies, and shall pay any judgments which result from the lawsuits. "Lawsuits" includes arbitration proceedings and administrative proceedings, and all other governmental and quasi-governmental proceedings. "Liabilities" includes the fees and disbursements of attorneys and witnesses.

Lessor indemnifies Lessee, each partner of Lessee, and each employee and agent of Lessee, against any loss, liability, or damages incurred in correction with or arising from: (i) the use or occupancy of the Premises by Lessor or any person claiming under Lessor; (ii) any activity, work, or thing done or permitted to be done by Lessor in or about the Premises; (iii) any acts, omissions, or negligence by Lessor or any person claiming under Lessor; (iv) any breach, violation or non-performance by Lessor or any person claiming under Lessor of any term, covenant or provision of this Lease, or governmental requirement of any kind; or (v) (except for loss which is proximately caused by or results proximately from the negligence or intentional misconduct of Lessee, Lessee's employee and agents) any injury or damage to person, property, or business of Lessor, its employees, agents, or ANY OTHER PERSON ENTERING upon the Premises under the express or implied, invitation of Lessor.

Lessor shall defend any lawsuits with respect to claims for loss, liability or damages against which the indemnity provided above applies, and shall pay any judgments which result from the lawsuits. "Lawsuits" includes arbitration proceedings and administrative proceedings, and all other governmental and quasi-governmental proceedings. "Liabilities" includes the fees and disbursements of attorneys and witnesses.

Lessee agrees to the extent it is required to obtain insurance pursuant to this Lease, all such policies shall contain a broad form contractual liability endorsement obligating its insurance carrier to comply with the terms of this Section.

17.  LIABILITY INSURANCE

Lessee shall maintain comprehensive public liability insurance with limits of not less than $1,000,000.00 for bodily injury and $100,000.00 per claim for property damage for injuries or damages occurring in or about the Premises. Lessor shall be named as an "additional insured" under such policy. Evidence of such insurance shall be provided on the date Lessee takes occupancy of the Premises.

18.  FIRE AND EXTENDED COVERAGE INSURANCE

Lessor shall maintain during the term a fire and extended coverage insurance policy with respect to the Building, and as applicable, the Real Property. The coverage limits shall not be less than the reasonable estimate of the cost of replacing the Building and Real Property as applicable. The cost of replacing the Building and Real Property, as applicable, means the cost of replacing damage to the same as reasonably determined by Lessor with new materials of like kind and quality, except for foundation, footings, and other building elements customarily excluded from applicable coverages. Lessee shall reimburse Lessor for the costs of maintaining the insurance under this Section 18 as additional rent as set forth in Section 4 hereof.

Notwithstanding the foregoing, if Lessee reasonably determines that it will be less expensive to Lessee to obtain and maintain the insurance required under this Section 18 directly from an insurance carrier, and provided Lessor is named as an "insured" and such insurance coverage is comparable or better than the insurance coverage maintained by Lessor as determined by Lessor in its reasonable discretion and is obtained through an insurance carrier reasonably acceptable to Lessor and Lessee provides all information relating to the same, including specimen copies of the insurance policy(ies) to Lessor not later than 30 days prior to the proposed effective date of coverage, upon at least thirty
(30) days prior written notice to Lessor, Lessee may obtain the insurance required under this Section 18 directly at its sole cost, and the additional rent provided for in Section 4 hereof shall be reduced by deleting any amounts for insurance premiums therefrom.

19.  HOLDING OVER

If the Lessee retains possession of the Premises or any part thereof after the expiration of the term of the Lease, the Lessee shall pay the Lessor Base Rent at one and one-quarter the monthly rate in effect immediately prior to the termination of the term for the time the Lessee remains in possession. In addition thereto, Lessee shall be liable to Lessor for all damages, incidental, consequential, indirect and direct, sustained by reason of the Lessee's retention of possession. The provisions of this Section do not exclude the Lessor's rights of reentry or any other right provided hereunder or available at law or in equity. No such holding-over shall be deemed to constitute a renewal or extension of the term hereof; however, all other provisions of this Lease shall remain in full force and effect.

20.  ASSIGNMENT AND SUBLETTING

The Lessee shall not, without the Lessor's prior written consent, which consent shall not be unreasonably withheld as long as the assignment or sublease is to an entity of similar financial strength, (a) assign, convey, mortgage, pledge, encumber or otherwise transfer (whether voluntarily or otherwise) this Lease or any interest under it; (b) allow any transfer by operation of law; (c) sublet the Premises or any part thereof; or (d) permit the use or occupancy of the Premises or any part thereof by anyone other than the Lessee.

If this Lease is assigned or if the Premises or any part thereof be sublet or occupied by anybody other than the Lessee, with the consent of Lessor as stated above, Lessor may, after default by Lessee, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Base Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of Lessee's covenants contained in this Lease or the acceptance of such assignee, subtenant or occupant as Lessee, or a release of Lessee from further performance by Lessee of covenants on the part of Lessee herein contained.

In the event a sublease or assignment is made with the Lessor's prior written consent, as herein provided, Lessee shall pay Lessor a charge of $350.00 as reimbursement for necessary legal and accounting services required by Lessor to accomplish such assignment or subletting. Said amount shall be deemed to be additional rent under the terms of this Lease.

Notwithstanding any other provision hereof to the contrary, Lessee may assign its rights under this Lease or sublease all or any part of the Premises to a parent, subsidiary or affiliate without the consent of Lessor and without paying any assignment fee, provided Lessee shall not be relieved from liability hereunder as a result of such assignment or sublease, and Lessee shall not thereafter dissolve or sell substantially all of its assets without establishing reasonable reserves to meet its obligations under this Lease.

21.  CONDITION OF PREMISES

On the expiration or termination of the Lease, Lessee shall return the Premises "broom clean" and in as good condition as when the Lessee took possession, ordinary wear and tear and loss by fire or other insured casualty excepted.

22.  USE OF PREMISES

Lessee shall use the Premises for general office and related purposes and for no other purposes.

Lessee shall comply with all laws and ordinances, and all rules and regulations of all governmental authorities at any time in force, applicable to the Premises or to the Lessee's use thereof, and to this end and without limitation Lessee expressly covenants not to bring (or allow to be brought) into the Premises any substances which have been defined as "hazardous" or "toxic" substances under any applicable federal and/or state law, rule and/or regulation, except for Hazardous Substances stored, treated, generated, transported, processed, handled, produced or disposed of in the normal operation of the Premises as an office building in strict accordance with all Environmental Laws.

23.  DAMAGE OR DESTRUCTION

If the Premises or any substantial part of the Premises is damaged or destroyed by fire or other casualty, such that the damage cannot be replaced or repaired within One Hundred Eighty (180) days thereafter, either party may by written notice to the other, terminate this Lease, which termination shall be effective as of the date of such damage.

If as a result of fire or other casualty the Premises are made partially or completely untenable, and the Lease is not terminated as provided above, this Lease shall remain in full force and effect and the Base Rent shall abate during such time as the Premises are untenable; provided, however, if Lessee occupies part of the space, Base Rent shall be abated by an amount determined by multiplying the Base Rent by a fraction of the numerator of which is the leasable space which cannot be occupied and the denominator of which is the total leasable square footage within the Premises.

Unless this Lease is terminated as hereinabove provided, this Lease shall remain in full force and effect and Lessor shall proceed with due diligence to restore, repair, and replace the

Premises to substantially the same condition as it was in as of the Commencement Date. Lessor shall be under no duty to restore any alterations, improvements or additions made by the Lessee or by Lessor at Lessee's request after the Commencement Date, unless the same are covered by proceeds of insurance designated for the same and available to Lessor in which case Lessor shall restore the same. In all cases, due allowances in the completion of the repairs shall be given to the Lessor for any reasonable delays caused by adjustment of insurance loss, strikes, labor difficulties, inability to obtain supplies or materials or any cause beyond Lessor's control.

24.  EMINENT DOMAIN

     (a) In the event that title to all of the Premises, or a portion of the Premises containing a part of the Building shall be condemned or taken in any manner for any public or quasipublic use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title in the name of the condemning authority and the Lessor and Lessee shall be entitled to participate in any award based upon their respective interest therein, if any. Without limitation, Lessee shall be entitled to make a claim for and participate in any part of an award made for the taking of personal property or fixtures belonging to Lessee, for the interruption of or damage to Lessee's business, for Lessee's moving expenses, and for the value of the remaining term of the Lease.

     (b) In the event that title to a portion of the Real Property containing no portion of the Building shall be so condemned or taken and provided the same does not reduce the number of parking spaces available to Lessee by more than five percent (5%), this Lease shall remain in full force and effect without rent abatement, apportionment, or other alteration whatsoever, and Lessor shall be entitled to receive any award paid by the condemning authority, the Lessee hereby assigning to

          Lessor the Lessee's interest therein, if any. If however, such taking reduces the number of parking spaces available to Lessee by more than five percent (5%), and Lessor cannot provide reasonably suitable alternative parking within thirty (30) days thereafter, then Lessee shall have the right to cancel this Lease upon written notice to Lessor exercised within ten (10) days following the day Lessor acknowledges in writing its inability to provide reasonably suitable alternative parking, or the expiration of the thirty (30) day period described above, whichever shall first occur. In such event, Lessor and Lessee shall be entitled to participate in any award as set forth in paragraph 24(a) hereof.

     (c) For the purpose of this Section, a sale to a public or quasi-public authority under threat of condemnation shall constitute a vesting of title and shall be construed as a taking by such condemning authority.

25.  LESSOR'S REMEDIES

All rights and remedies of the Lessor herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law or in equity. In addition to the other remedies provided in this Lease, the Lessor shall be entitled to the restraint by injunction without bond of the violation or attempted violation of any of the covenants, agreements or conditions of this Lease.

     (a) If the Lessee shall: (i) apply for or consent to the appointment of a receiver or trustee of the Lessee or of all or a substantial part of its assets; (ii) file a voluntary petition in bankruptcy or admit in writing its inability to pay its debts as they come due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition or an answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law; or (v) file an answer admitting the material allegations of a petition filed against the Lessee in any bankruptcy, reorganization or insolvency proceeding, or if an order, judgment or decree shall be entered by any court of competent jurisdiction adjudicating the Lessee a bankrupt or insolvent or approving a petition seeking reorganization of the Lessee or appointing a receiver or trustee of the Lessee or of all or a substantial part of its assets, then in any of such events, the Lessor may give to the Lessee a notice of intention to end the term of this Lease specifying a day not earlier than ten (10) days thereafter, and upon the giving of such notice the term of this Lease and all right, title and interest of the Lessee hereunder shall expire as fully and completely on the day so specified as if that day were the date herein specifically fixed for the expiration of the term.

     (b) If Lessee fails to pay any installment of Base Rent within five days after the same is due, Lessee shall pay Lessor a charge of $250.00 to defer Lessor's additional administrative costs associated with the same. Lessee shall pay in addition to the $250.00 charge described in the immediately preceding sentence, interest on the unpaid installment(s) of Base Rent at 4% over the Prime Rate of Interest as described within the WALL STREET JOURNAL or the maximum amount allowed by law (if such a limitation does so exist), whichever is less, (the "Default Rate") from the date such installment(s) was due. If Lessee fails to pay Base Rent on the date the same is due, and if such default continues for a period of twenty (20) days after receipt of written notice of such default, or in the event Lessee fails to cure any other default in this Lease within 30 days after receipt of notice to cure the same, then Lessor may terminate this Lease or terminate Lessee's possession under the Lease without terminating the Lease and endeavor to relet the same. Nothing herein shall relieve Lessee of its obligation to pay Base Rent.

     (c) Upon termination of this Lease, Lessee shall surrender the Premises and deliver possession thereof to Lessor. If Lessee fails to vacate the Premises, Lessor may obtain possession of the Premises in the manner provided or allowed by law.

     (d) If the Lessor elects, without terminating the Lease, to endeavor to relet the Premises, the Lessor may, at the Lessor's option, enter into the Premises, remove the Lessee's signs and other evidence of tenancy, and take and hold possession thereof as provided in paragraph (c) of this Section provided, without such entry and possession terminating the Lease or releasing the Lessee in whole or in part, from the Lessee's obligation to pay the Base Rent hereunder for the full term as hereinafter provided. Upon and after entry into possession without termination of the Lease, the Lessor may relet the Premises or any part thereof for the account of the Lessee at the fair market rents for which there shall exist for the purpose of establishing the same a rebuttable presumption that the rents as agreed to by Lessor upon such re-rental of the Premises are, in fact, fair market rents (it being the intent of the later portion of this sentence to place the burden on the defaulting Lessee to establish that the rents as agreed to by the non-defaulting Lessor are not fair market rentals, rather than placing the burden on the non-defaulting Lessor to establish that the same are fair market rents). If the rents collected by Lessor upon such reletting are not sufficient to pay monthly the full amount of the Base Rent due hereunder plus the costs of reletting the same, including advertising, leasing commissions, attorney fees and the costs of retrofitting the tenant improvements, Lessee shall pay to Lessor the amount of the deficiency in full on demand as the same accrue. To this end, it is agreed that the Lessor can collect immediately any costs of reletting once such costs are incurred, including advertising, leasing commissions, attorney fees, and the costs of retrofitting the tenant improvements; the Lessor will not be required to defer collection of the same after such expenses are incurred.

     (e)  Any property of Lessee not removed from the Premises within thirty
          (30) days after the Premises are vacated by Lessee shall be deemed abandoned by Lessee and may be retained by Lessor as its property or disposed of in such manner as Lessor may see fit. Any and all property removed by Lessor by authority of this Lease or law which belongs to Lessee shall be removed and/or stored at the risk and expense of Lessee.

26.  LESSEE'S REMEDIES

If Lessor defaults in the performance of any covenant required to be performed by Lessor under the terms of this Lease, Lessee may serve upon Lessor and if requested by Lessor's lender(s) upon Lessor's lender's(s') written notice specifying the default and requiring performance by the Lessor within a period of time set forth in the notice, which shall not be less than thirty (30) days after receipt of said notice, except in the case of emergency. In the event that Lessor shall not have remedied the default within the time set forth in the notice, Lessee may by written notice to Lessor, at its sole option, cure Lessor's default and Lessor shall immediately reimburse Lessee for the expenses thereof with interest at the Default Rate. Further, if the default by Lessor is the failure to maintain the foundation, structure or roof as required under
Section 9 hereof, and provided that except in the case of emergency, Lessee includes within the written notice specified in the default described within the first sentence of this Section, a written report by a structural engineer of recognized responsibility located within the Columbus metropolitan marketplace specifying in detail the nature and extent of the proposed deficiency and the proposed plan for modifying or correcting such deficiency, and Lessor thereafter fails to submit within such thirty (30) day period a written objection to such proposal supported by an opinion of a structural engineer of recognized responsibility located within the Columbus metropolitan marketplace, Lessee may offset the expense thereof with interest at the Default Rate against Base Rent and additional rent thereafter accruing. However, if any default shall occur which cannot, with due diligence be cured within a period of thirty (30) days, and Lessor prior to the expiration of thirty (30) days from and after the giving of notice as aforesaid, commences to eliminate the causes of such default and proceeds diligently and with reasonable dispatch to take all steps and to do all work required to cure such default, then Lessee shall not have the right to declare the Lease terminated by reason of such default.

27.  SUBORDINATION OF LEASE

This Lease is and shall be subject to and subordinate to any and all mortgages now existing upon or that may be hereafter placed upon the Building and/or the Real Property and to all advances made or to be made thereon and all renewals, modifications, consolidations, replacements or extensions thereof and the lien of any such mortgages to the full extent of all sums secured thereby. This provision shall be self-operative and no further instrument of subordination shall be necessary to effectuate such subordination and the recording of any such mortgage shall have preference and precedence and be superior and prior in lien to this Lease, irrespective of the date of recording. In confirmation of such subordination, Lessee shall on request of Lessor or the holder of any such mortgage execute and deliver to Lessor within ten (10) days any instrument that Lessor or such holder may reasonably request provided the same contains language substantially similar to that set forth within the next following paragraph, and to this end Lessee acknowledges that such instrument may also require certain additional affirmative obligations be undertaken by Lessee not heretofore set forth within this Lease and not inconsistent with the terms of this Lease such as the obligation of Lessee to notify the mortgage company granting the non-disturbance agreement described in the next following sentence in the event of a default by Lessor under this Lease.

Notwithstanding the foregoing in the event of a foreclosure of any such mortgage or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease will not be barred, terminated, cut off or foreclosed nor will the rights and possession of Lessee thereunder be disturbed if Lessee shall not then be in default in the payment of rental or other sums or be otherwise in default under the terms of this Lease, and Lessee shall attorn to the purchaser at such foreclosure, sale or other action or proceeding.

28.  NOTICES AND CONSENTS

All notices, demands, requests, consents or approvals which may or are required to be given by either party to the other shall be in writing and shall be given personally with return receipt requested or by United States Certified or Registered Mail, postage prepaid, return receipt requested. Such notice shall be deemed given on the date inscribed on the return receipt. Such notice shall be directed: (a) if for the Lessee, to the Lessee at the Building, or at such other place as the Lessee may from time to time designate by notice to the Lessor; or
(b) if for the Lessor, to 1533 Lake Shore Drive, Suite 50, Attention: Robert C. White, Columbus, Ohio, 43204, or at such other place as the Lessor may from time to time designate by notice to the Lessee. All consents and approvals provided for herein must be in writing to be valid. If the term Lessee as used in this Lease refers to more than one person, any notice, consent, approval, request, bill, demand or statement, given as aforesaid to any one of such persons shall be deemed to have been duly given to Lessee.

29.  NO ESTATE IN LAND

This contract and Lease shall create the relationship of landlord and tenant between Lessor and Lessee; no estate shall pass out of Lessor except that of the tenancy described herein; and Lessee shall have only the rights of enjoyment stated herein of property vested in the Lessor which rights are not subject to levy and sale.

30.  INVALIDITY OF PARTICULAR PROVISIONS

If any clause or provision of this Lease is or becomes illegal, invalid, or unenforceable because of present or future laws or any rule, decision, or regulation of any governmental body or entity, the intention of the parties hereto is that the remaining parts of this Lease shall not be affected thereby.

31.  MISCELLANEOUS TAXES

Lessee shall pay prior to delinquency all taxes assessed against or levied upon its occupancy of the Premises, or upon the fixtures, furnishings, equipment, and all other personal property of Lessee located in the Premises, if nonpayment thereof shall give rise to a lien on the real estate, and when possible Lessee shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the property of Lessor. In the event any or all of Lessee's fixtures, furnishings, equipment and other personal property, or upon Lessee's occupancy of the Premises, shall be assessed and taxed with the property of Lessor, Lessee shall pay to Lessor its share of such taxes within ten (10) days after delivery to Lessee by Lessor of a statement in writing setting forth the amount of such taxes applicable to Lessee's fixtures, furnishings, equipment or personal property.

32.  BROKERAGE

Lessee and Lessor each represent to the other that they have not dealt with any broker or agent in connection with this transaction except The Daimler Group, Inc. and Carey Leggett Realtors, whose commissions shall be paid by Lessor, and each agrees to hold the other harmless from any claim for any other commission made by a party claiming to have worked with the other.

33.  SPECIAL STIPULATIONS

     (a) No receipt of money by the Lessor from the Lessee after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit or imply consent for any action for which Lessor's consent is required.

     (b) No waiver of any default of the Lessee or Lessor hereunder shall be implied from any omission by the Lessor or Lessee to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated.

     (c) All of the covenants of the Lessee hereunder shall be deemed and construed to be "conditions" as well as covenants" as though the words specifically expressing or importing covenants and conditions were used in each separate instance.

     (d) This Lease shall not be recorded by either party without the consent of the other. However, on the request of either party Lessor and Lessee agree to make and execute a Memorandum of Lease in recordable form so as to give public notice of the execution of the within Lease, and a statement therein as to the date of commencement of the within Lease which shall not disclose the terms of rental hereunder.

     (e) Neither party has made any representations or promises, except as contained herein, or in some further writing signed by the party making such representation or promise.

     (f) Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of the Lessor and the Lessee and their respective heirs, legal representatives, successors, and assigns.

     (g) If because of any act or omission of Lessee, a mechanics lien is filed against the Lessor or the real estate, Lessee shall hold Lessor harmless therefrom.

     (h)  This Lease shall not be binding until signed by both parties.

     (i) No acceptance by Lessor of a lesser sum than the Base Rent or any other charge then due shall be deemed other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such installment or charge or other monies owing by Lessee or pursue any other remedy in this Lease provided.

34.  LIMITATION OF LESSOR'S LIABILITY

     (a) The individual partners of Lessor shall have no personal liability with respect to any of the provisions of this Lease or any obligation arising from, or in connection with this Lease. If Lessor or any successor in interest shall be a joint venture or a partnership, the members of the joint venture or the partnership shall have no personal liability with respect to any provisions of this Lease or any obligation arising from or in connection with this Lease.

     (b) If Lessee shall assert a claim against Lessor and Lessor is the owner of the Premises at the time the claim is asserted, Lessee shall look solely to Lessor's ownership interest in the Premises for satisfaction of all remedies of any award of damages.

35.  FINANCIAL STATEMENTS

Upon reasonable request, but no more frequently than once each year, the Lessee shall provide financial statements to Lessor and/or Lessor's lending institution.

36.  HAZARDOUS SUBSTANCES

     (a) Lessor and Lessee hereby covenant and agree that the following terms shall have the following meanings:

          (i) "ENVIRONMENTAL LAWS" mean all federal, state, and local laws, statutes, ordinances, and codes relating to the use, storage, treatment, generation, transportation, processing, handling, production, or disposal of any Hazardous Substance and the rules, regulations, policies, guidelines, interpretations, decisions, orders, and directives with respect thereto.

          (ii) "HAZARDOUS SUBSTANCE" means, without limitation, any flammable explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum based products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, ET SEQ.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et sea.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, ET SEQ.), or any other applicable Environmental Law.

          (iii) "INDEMNITEE" means Lessor, its respective successors and assignees, its respective partners, officers, directors, employees, agents, representatives, contractors and subcontractors, and any subsequent owner of the Real Property and Building who acquires title thereto from or through Lessor.

          (iv) "RELEASE" has the same meaning as given to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), and the regulations promulgated thereunder.

     (b)  Lessee covenants and agrees with Lessor as follows:

          (i) Lessee shall keep, and shall cause all occupants of the Premises to keep the Premises, free of all Hazardous Substances, except for Hazardous Substances stored, treated, generated, transported, processed, handled, produced, or disposed of in the normal operation of the Premises as an office building, in accordance with all Environmental Laws.

          (ii) Lessee shall comply with, and shall cause all occupants of the Premises to comply with all Environmental Laws.

          (iii) Lessee shall promptly provide Lessor with a copy of all notifications which it gives or receives with respect to any past or present Release of any Hazardous Substance or the threat of such a Release on, at, or from the Premises or any property adjacent to or within the immediate vicinity of the Premises.

          (iv) Lessee shall undertake and complete all investigations, studies, sampling, and testing for Hazardous Substances reasonably required by Lessor and, in accordance with all Environmental Laws, all removal and other remedial actions necessary to contain, remove, and clean up all Hazardous Substances that are determined to be present at the Premises (if as a result of the actions or inactions of Lessee or any occupant of the Premises) in violation of any Environmental Laws.

          (v) Lessor shall have the right, but not the obligation, to cure any violation by Lessee of the Environmental Laws and Lessor's cost and expense to so cure shall be the responsibility of Lessee under this Lease Agreement.

     (c) Lessee covenants and agrees, at its sole cost and expense, to indemnify, defend, and save harmless Indemnitee from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, actions, proceedings, costs, disbursements, and/or expenses (including, without limitation, reasonable attorneys' and experts' fees and expenses) of any kind or nature whatsoever which may at any time be imposed upon, incurred by, asserted, or awarded against Indemnitee arising out of the actions or inactions of Lessee or any occupant of the Premises, and (i) the storage, treatment, generation, transportation, processing, handling, production, or disposal of any Hazardous Substance by Lessee, (ii) the presence of any Hazardous Substance or a Release of any Hazardous Substance or the threat of such a Release at or from the Premises,
          (iii) human exposure to any Hazardous Substance, (iv) a violation of any Environmental Law, or (v) a material misrepresentation or inaccuracy in any representation or warranty or material breach of or failure to perform any covenant made by Lessee herein (collectively, the "Indemnified Matters").

          The Liability of Lessee to Indemnitee here under shall in no way be limited, abridged, impaired, or otherwise affected by (i) the release, expiration, or termination of this Lease Agreement, (ii) the invalidity or unenforceability of any of the terms or provisions contained in this Lease Agreement, (iii) any exculpatory provisions of this Lease Agreement, (iv) any applicable statute of limitations, (v) the assignment of this Lease Agreement by Lessor or Lessee, (vi) the sale, transfer, or conveyance of all or part of the Real Property and Building, (vii) the dissolution or liquidation of Lessee, (viii) the death or legal incapacity of Lessee, (ix) the release or discharge, in whole or in part, of Lessee in any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, or similar proceeding, or (x) any other circumstances which might otherwise constitute a legal or equitable release or discharge, in whole or in part, of Lessee under this Lease Agreement.

          The foregoing indemnity shall be in addition to any and all other obligations and liabilities Lessee may have to Lessor at common law.

37.  LEASE CANCELLATION

Provided Lessee is not then in default hereunder, Lessee will have a one time option to cancel the Lease at the end of the sixth lease year. In order to exercise the one time lease cancellation, the Lessee will give Lessor written notice twelve months prior to the anniversary of the sixth lease year. In addition to notifying the Lessor at least twelve months before the end of the sixth lease year, Lessee must pay a cancellation fee equal to twelve (12) months of base rent If Lessee does not give Lessor written notice twelve months prior to the end of the sixth lease year the lease cancellation will go away.

38.  RENEWAL OPTION

In the event Lessee is not in default in the payment of Base Rent or additional rent or otherwise in material default of any of the terms, covenants, or conditions of this Lease, the Lessee may elect to renew this Lease for three (3) additional terms of five (5) years. The option period shall commence on the day following the Expiration Date and shall continue for a term of five (5) years thereafter. The Base Rent for the renewal terms of this Lease shall be 1st Renewal (Years 11-15) Base Rent $10.25 per square foot, 2nd Renewal (Years 16-20) Base Rent $11.00 per square foot, 3rd Renewal (Years 21-25) Base Rent $11.75 per square foot.

In order to exercise the renewal options, Lessee must give Lessor notice in writing of its election to exercise such option not less than one hundred eighty (180) days prior to the Expiration Date.

IN WITNESS WHEREOF, the undersigned have hereto set their hands.

SIGNED AND ACKNOWLEDGED                          LESSOR:
IN THE PRESENCE OF:                              MORRISON TAYLOR LTD.

/s/ Denise M. Damon                              /s/ Robert C. White
---------------------------                      ---------------------------
Witness to Lessor                                By: Robert C. White
                                                 Its: President
[Illegible]
---------------------------
Witness to Lessor



                                                 LESSEE:
                                                 ADS ALLIANCE DATA SYSTEMS, INC.


[Illegible]                                          /s/ Daniel T. Groomes
---------------------------                      ---------------------------
Witness to Lessor                                By: Daniel T. Groomes
                                                    ------------------------
                                                 Its:  VP FINANCE
                                                     -----------------------

[Illegible]
---------------------------
Witness to Lessor



STATE OF OHIO
COUNTY OF FRANKLIN        SS:

BE IT REMEMBERED, that on this 3rd day of July, 1997, before me, the subscriber, a Notary Public in and for said County and State, personally appeared MORRISON TAYLOR, LTD., by Robert C. White, its President and executed the foregoing instrument, and acknowledged such execution thereof to be his and its free and voluntary act and deed for the uses and purposes mentioned therein.

IN TESTIMONY THEREOF, I have hereunto signed my name and affixed my official seal on the day and year aforesaid.

                                                   /s/ Denise M. Damon
                                            -----------------------------------
                                                [SEAL]  DENISE M. DAMON
                                                NOTARY PUBLIC, STATE OF OHIO
                                            MY COMMISSION EXPIRES FEB. 27, 2000

STATE OF OHIO
COUNTY OF FRANKLIN             SS:

BE IT REMEMBERED, that on this 1st day of July, 1997, before me, the subscriber, a Notary Public in and for said County and State, personally appeared ADS ALLIANCE DATA SYSTEMS, INC., by Daniel T. Groomes, its VP Finance, and executed the foregoing instrument, and acknowledged such execution thereof to be his and its free and voluntary act and deed for the uses and purposes mentioned therein.

IN TESTIMONY THEREOF, I have hereunto signed my name and affixed my official seal on the day and year aforesaid.


                                                /s/ Margaret Carpenter Delfino
                                                -------------------------------
                                                Notary Public



                                              [SEAL] MARGARET CARPENTER DELFINO
                                                 NOTARY PUBLIC, STATE OF OHIO
                                             MY COMMISSION EXPIRES NOV. 29, 1999

                                  EXHIBIT "A"
                                                                February 6, 1997

        DESCRIPTION OF 8.699 ACRE COMBINING TRACT (OFFICENTER 2, PHASE 7)
                   & PROPOSED TECHCENTER DRIVE, GAHANNA, OHIO
                           FOR THE DAIMLER GROUP, INC.

Situated in the State of Ohio, County of Franklin, City of Gahanna, in Lot Number Five (5), Quarter Township 3, Township 1 North, Range 16 West, United States Military Lands, and being all of a 7.319 acre tract of land conveyed to Andre M. Buckles, Trustee, by deed of record in Official Record 33961, Page A 19, Recorder's Office, Franklin County, Ohio, and being all of a 1.380 acre tract of land conveyed to Andre M. Buckles, Trustee, by deed of record in Official Record__, Page __, Recorder's Office, Franklin County, Ohio, and bounded and described as follows:

Beginning, for reference, at a point at the intersection of the centerline of Taylor Road (50 feet wide) with the southwest right-of-way line of Morrison Road and the northeast limited access right-of-way line of Interstate Route 270, in the north line of said Lot No. 5, at the northwest corner of a 5.745 acre tract of land conveyed as Parcel No. 1200 WD to State of Ohio by deed of record in Deed Book 3255, Page 555, Recorder's Office, Franklin County, Ohio, and at a corner of a 34.634 acre tract of land conveyed as Parcel No. 1200 WL to State of Ohio by deed of record in Deed Book 3255, Page 559, Recorder's Office, Franklin County, Ohio, all as shown upon Sheet 16 of 28 of Ohio Department of Transportation right-of-way plans for FRA-270-28.30 N;

thence S 85 DEG. 47' 21" E along the centerline of Taylor Road, along a portion of the north line of said Lot No. 5, along the north line of said
5.745 acre tract and along a portion of the north line of said original
220.064 acre tract a distance of 1,506.38 feet to a point (passing a point at the northeast corner of said 5.745 acre tract at 530.13 feet);

thence S 4 DEG. 12' 39" W perpendicular to the centerline of Taylor Road, perpendicular to the north line of said Lot No. 5 and perpendicular to the north line of said original 220.064 acre tract a distance of 25.00 feet to a 3/4-inch I.D. iron pipe set in the south right-of-way line of Taylor Road and at the northeast corner of a 4.716 acre tract of land conveyed out of said original 220.064 acre tract to Morrison Taylor, Ltd., by deed of record in Official Record 28006, Page I 13, Recorder's Office, Franklin County, Ohio;

thence continuing S 4 DEG. 12' 39" W along a portion of an east line of said
4.716 acre tract a distance of 392.61 feet to a 3/4-inch I.D. iron pipe set at a corner of a 4.563 acre tract of land conveyed out of said original
220.064 acre tract to Morrison Taylor, Ltd., by deed of record in Official record 30635, Page A 01, Recorder's Office, Franklin County, Ohio;

thence S 85 DEG. 47' 21" E parallel with the south right-of-way line of Taylor Road and along a north line of said 4.563 acre tract a distance of
77.11 feet to a 3/4-inch I.D. iron pipe set at a corner of said 4.563 acre tract;

thence S 31 DEG. 56' 18" E along a portion of the northeast line of said
4.563 acre tract a distance of 61.46 feet to a 3/4-inch I.D. iron pipe set at a northwest corner of said 7.319 acre tract and at the true place of beginning of the tract herein intended to be described;

thence S 85 DEG. 56' 18" E along a north line of said 7.319 acre tract and along the north line of said 1.380 acre tract a distance of 747.41 feet to a 3/4-inch I.D. iron pipe set at the northeast corner of said 1.380 acre tract (passing a 3/4-inch I.D. iron pipe set at a northeast corner of said 7.319 acre tract and at the northwest corner of said 1.380 acre tract at 684.38 feet);

thence S 4 DEG. 03' 42" W along the east line of said 1.380 acre tract a distance of 619.67 feet to a 3/4-inch I.D. iron pipe set at the southeast corner of said 1.380 acre tract and in a north line of said 7.319 acre tract;

thence S 83 DEG. 36' 12" E along a portion of a north line of said 7.319 acre tract a distance of 116.99 feet to a 3/4-inch I.D. iron pipe set at a northeast corner of said 7.319 acre tract;

thence S 6 DEG. 23' 48" W along an east line of said 7.319 acre tract a distance of 50.00 feet to a 3/4-inch I.D. iron pipe set at the southeast corner of said 7.319 acre tract;

thence N 83 DEG. 36' 12" W along a south line of said 7.319 acre tract and along a north line of an 8.643 acre tract of land conveyed out of said original 220.064 acre tract to Morrison Taylor, Ltd. by deed of record in Official Record 33808, Page F

11, Recorder's Office, Franklin County, Ohio, a distance of 253.10 feet to a 3/4-inch I.D. iron pipe set at a point of curvature (passing a 3/4-inch I.D. iron pipe set at the northeast corner of said 8.643 acre tract at 60.00 feet);

thence northwesterly along a curved south line of said 7.319 acre tract, along a curved north line of said 8.643 acre tract and with a curve to the right, data of which is: radius = 255.00 feet and delta = 31 DEG. 39' 54", a chord distance of 139.14 feet bearing N 67 DEG. 46' 15" W to a 3/4-inch I.D. iron pipe set at the point of tangency;

thence N 51 DEG. 56' 18" W along a south line of said 7.319 acre tract and along a north line of said 8.643 acre tract a distance of 60.92 feet to a 3/4-inch I.D. iron pipe set at a point of curvature;

thence westerly along a curved south line of said 7.319 acre tract, along a curved north line of said 8.643 acre tract and with a curve to the left, data of which is: radius = 253.24 feet and delta = 70 DEG. 00' 00", a chord distance of 290.51 feet bearing N 86 DEG. 56' 18" W to a 3/4-inch I.D. iron pipe set at the point of tangency;

thence S 58 DEG. 03' 42" w along a south line of said 7.319 acre tract and along a north line of said 8.643 acre tract a distance of 242.41 feet to a 3/4-inch I.D. iron pipe set in the curved northeast right-of-way line of Morrison Road, An the curved northeast line of said 5.745 acre tract, at the southwest corner of said 7.319 acre tract and at the northwest corner of said
8.643 acre tract;

thence northwesterly along the curved northeast right-of-way line of Morrison Road, along a portion of the curved northeast line of said 5.745 acre tract, along the curved west line of said 7.319 acre tract and with a curve to the left, data of which is: radius = 3,524.04 feet and sub-delta = 0 DEG. 58' 32", a sub-chord distance of 60.01 feet bearing N 30 DEG. 58' 09" W to a 3/4-inch I.D. iron pipe set at a northwest corner of said 7.319 acre tract and at the southernmost corner of said 4.563 acre tract;

thence N 58 DEG. 03' 42" E along a north line of said 7.319 acre tract and along the southeast line of said 4.563 acre tract a distance of 479.00 feet to a 3/4-inch I.D. iron pipe set at a corner of said 7.319 acre tract and at the easternmost corner of said 4.563 acre tract;

thence N 31 DEG. 56' 18" W along a west line of said 7.319 acre tract and along a portion of the northeast line of said 4.653 acre tract a distance of
498.76 feet to the true place of beginning;

containing 8.699 acres of land more or less and being subject to all easements and restrictions of record.


The above description was prepared by Richard J. Bull, Ohio Surveyor No. 4723, of C.F. Bird & R.J. Bull, Inc., Consulting Engineers & Surveyors, Columbus, Ohio, from an actual field survey performed under his supervision in January, 1997. Basis of bearings is the centerline of Taylor Road, being assumed at S 85 DEG. 47' 21" E, and all other bearings are based upon this meridian.


----------------------------
Richard J. Bull
Ohio Surveyor #4723

                                  [FLOOR PLAN]

                               TENANT CERTIFICATE

THIS CERTIFICATE is given as of September 8, 1998 by ADS Alliance Data Systems, Inc. ("Tenant") for the benefit of USG Annuity & Life Company, its Parent, Subsidiary, or Affiliated Company ("Lender"), whose address is 604 Locust Street, Des Moines, Iowa 50309.

                                    RECITALS

     A. Tenant is a lessee under a certain lease dated July 1, 1997 (the "Lease") with Morrison Taylor, Ltd., ("Borrower")

     B. Lender has made, or intends to make, a mortgage loan to be secured by a mortgage or deed of trust from Borrower for the benefit of Lender (the "Mortgage") encumbering the real property and the improvements described in the Mortgage (collectively, the "Property"), wherein the premises covered by the Lease (the "Demised Premises") is located.

     C. Borrower and Lender have executed, or will execute, an Assignment of Leases and Rents (the "Assignment"), pursuant to which the Lease is assigned to Lender and Lender grants the right to Borrower to collect all rents and other sums payable under the Lease ("Rents") until the revocation of such right by Lender, at which time all Rents are to be paid to Lender.

     D. Lender and Borrower have requested the execution of this Certificate by Tenant as a condition to Lender releasing $130,000 currently held in escrow by Lender.

     Tenant certifies to Lender as follows:
          (a) Tenant took possession of the Demised Premises on or about September 1, 1997, and commenced paying rent on September 1, 1997;
          (b) The term of the Lease commenced on September 1, 1997, and terminates on August 1, 2007 and there have been no amendments to the Lease, except for a First Amendment to Lease Agreement which is attached to this Certificate;
          (c) The amount of the last rental payment (excluding expense reimbursements) was $ 40,733.69 and the rental period for which such payment was made was for the month ending September 30, 1998;
          (d) The improvements described in the Lease have been accepted by the Tenant and have been constructed, to the best of Tenant's knowledge, in accordance with the plans and specifications therefor;

          (e) The Lease is in full force and effect, no advance rentals have been paid, and Tenant has no unsatisfied claims against Borrower; and

          (f) Tenant has no option or other right to purchase all or any portion of the Property.

                                        TENANT: ADS Alliance Data Systems, Inc.
                                                -------------------------------

                                            By     /s/ Bruce L. McClary
                                              ---------------------------------
                                            Name   Bruce L. McClary
                                                -------------------------------
                                            Title  Director of Operations
                                                 ------------------------------

                               TENANT CERTIFICATE
                        AND MUTUAL RECOGNITION AGREEMENT

THIS AGREEMENT is entered into as of December 12, 1997, between ADS Alliance Data Systems, Inc.("Tenant"), Morrison Taylor, Ltd. ("Borrower"), and USG Annuity & Life Company, its Parent, Subsidiary, or Affiliated Company, ("Lender"), whose address for notices is 604 Locust Street, Des Moines, Iowa 50309, Attn: Managing Director.

                                    RECITALS

     A. Tenant is the lessee and Borrower is the lessor under a certain lease dated July 1, 1997 (the "Lease").

     B. Lender has made, or intends to make, a mortgage loan to be secured by a mortgage or deed of trust from Borrower for the benefit of Lender (the "Mortgage") encumbering the real property and the improvements described in the Mortgage (collectively, the "Property"), wherein the premises covered by the Lease (the "Demised Premises") is located.

     C. Borrower and Lender have executed, or will execute, an Assignment of Leases and Rents (the "Assignment"), pursuant to which the Lease is assigned to Lender and Lender grants the right to Borrower to collect all rents and other sums payable under the Lease ("Rents") until the revocation of such right by Lender, at which time all Rents are to be paid to Lender.

     D. Lender has requested the execution of the two Agreements contained herein by Borrower and/or Tenant as a condition to Lender making the requested mortgage loan or consenting to the Lease.

     E. Tenant acknowledges that Tenant will benefit by entering into an agreement with Lender concerning Tenant's relationship with any purchaser or transferee of the Property in the event of foreclosure of the Mortgage or a transfer of the Property by deed in lieu of foreclosure.

                         PART ONE - TENANT CERTIFICATE

     Tenant certifies to Lender as follows:

          (a) Tenant took possession of the Demised Premises on or about September 1, 1997, and commenced paying rent on September 1, 1997;

          (b) The term of the Lease commenced on September 1, 1997, and terminates on August 31, 1997 and there have been no amendments to the Lease;

          (c) The amount of the last rental payment (excluding expense reimbursements) was $24,576.75 and the rental period for which such payment was made was for the month ending December 31, 1997;

          (d) The improvements described in the Lease have been accepted by the Tenant and have been constructed, to the best of Tenant's knowledge, in accordance with the plans and specifications therefor;

          (e) The Lease is in full force and effect, no advance rentals have been paid, and Tenant has no unsatisfied claims against Borrower; and

          (f) Tenant has no option or other right to purchase all or any portion of the Property.

                                        TENANT: ADS Alliance Data Systems, Inc.
                                                -------------------------------

                                             By   /s/ Daniel T. Groomes
                                               --------------------------------
                                             Name    Daniel T. Groomes
                                                 ------------------------------
                                             Title   VP Finance
                                                  -----------------------------

                       FIRST AMENDMENT TO LEASE AGREEMENT

This First Amendment to Lease Agreement (the "First Amendment") is dated this 18 day of June, 1998 (the "Effective Date") by and between MORRISON TAYLOR, LTD., a limited liability company organized under the laws of the State of Ohio and having an office and place of business located at 1533 Lake Shore Dr., Suite 50, Columbus, Ohio 43204 ("Lessor") and ADS ALLIANCE DATA SYSTEMS, INC., a corporation organized under the laws of the State of Delaware and having an office and place of business located at 800 TechCenter Drive, Gahanna, Ohio 43230 ("Lessee").

                             BACKGROUND INFORMATION

On July 1, 1997, Lessor and Lessee entered into a certain lease agreement for a certain tract of real estate and the improvements constructed thereon, commonly known as 800 TechCenter Drive, Gahanna, Ohio 43230 (the "Original Lease").

Lessee has subsequent to the execution of the Original Lease and contemporaneous with the execution of this First Amendment entered into a certain lease agreement for a certain parcel of real estate and improvements constructed thereon commonly known as 775 Taylor Road which property is immediately adjacent to and contiguous to the real property which is the subject of the Original Lease Agreement (the "Adjacent Property Lease Agreement").

As a condition of the execution of the Adjacent Property Lease Agreement, the Landlord under the Adjacent Property Lease Agreement required that both the Adjacent Property Lease Agreement and the Original Lease Agreement contain provisions that provide that in the event Lessee were to default under either lease agreement, the same shall constitute a default under the other lease agreement (i.e. that the lease agreements contain a cross-default provision).

Lessor and Lessee have agreed to the same.

NOW, THEREFORE, in consideration of the promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1 CROSS-DEFAULT. In the event Lessee were to default under the terms and conditions of the Adjacent Property Lease Agreement, the same shall constitute an event of default under the Original Lease as if the same were set forth within Section 25 of the Original Lease. In the event that the landlord under the Adjacent Property Lease were to default under the terms and conditions of the Adjacent Property Lease Agreement, and the tenant under the Adjacent Property Lease Agreement and the Original Lease are the same, the same shall constitute an event of default by Lessor under the Original Lease as if the same were set forth in Section 26 of the Original Lease.

2. ASSIGNMENT OR SUBLETTING BY LESSEE/REMOVAL OF COMMON WALKWAY. In the event Lessee were to assign or sublet the Premises over unto any other person or entity (except for an assignment or subletting to a parent, subsidiary or affiliate of Lessee), Lessee shall (except to the extent provided to the contrary in the last sentence of this paragraph) as a condition precedent to such assignment or subletting remove the common walkway constructed by Lessee upon the Real Property which common walkway connects the Building with the building which is located upon the real property which is contiguous and immediately and adjacent to the Real Property which real property is commonly known as 775 Taylor Road, Gahanna, Ohio 43230. The preceding condition precedent shall not be applicable if contemporaneous with the assignment or subletting of the Original Lease, the Adjacent Property Lease Agreement is also sublet or assigned to the same person or entity to which the Original Lease is so sublet or assigned.

     Anything herein to the contrary notwithstanding in the event Lessee were to be required to remove the Common Walkway as located upon Real Property as described above, Lessee may be relieved from such obligation if Lessee ratifies and reaffirms in writing at the time of the subletting or assignment as described above, its obligation to remove the Common Walkway as located upon Real Property upon the expiration or termination of either the Adjacent Property Lease Agreement or the Original Lease which ever shall occur.

3. ASSIGNMENT OR SUBLETTING OF ADJACENT PROPERTY LEASE AGREEMENT/REMOVAL OF COMMON WALKWAY. In the event Lessee were to assign or sublet its interest in the Adjacent Property Lease Agreement (except for an assignment or subletting to a parent, subsidiary or affiliate of Lessee), Lessee shall remove the common walkway as located upon the Real Property. The preceding shall not be applicable if contemporaneous with the assignment or subletting of the Adjacent Property Lease Agreement, the Original Lease is also sublet or assigned to the same person or entity to which the Adjacent Property Lease Agreement is so sublet or assigned.

     Anything herein to the contrary notwithstanding in the event Lessee were to be required to remove the Common Walkway as located upon Real Property as described above, Lessee may be relieved from such obligation if Lessee ratifies and reaffirms in writing at the time of the subletting or assignment as described above, its obligation to remove the Common Walkway as located upon Real Property upon the expiration or termination of either the Adjacent Property Lease Agreement or the Original Lease which ever shall occur.

4. ADDITIONAL REMEDY IN THE EVENT OF DEFAULT. In the event of any uncured default by the Lessee, in addition to any other remedies provided herein, Lessor may require Lessee to remove the common walkway (as is described in Section 2 above) and in the event Lessee fails to remove the same, Lessor may remove such common walkway at Lessee's sole cost and expense.

5. MODIFICATION TO LEASE CANCELLATION. In the event Lessee were to exercise its rights to cancel the Original Lease, as set forth in Section 37 of such document, and the Adjacent Property Lease Agreement shall continue to exist from and after the cancellation of the Original Lease, then Lessee shall remove the common walkway from the Real Property. Further, in the event Lessee were to exercise its rights to cancel the Adjacent Property Lease Agreement, then notwithstanding the fact that the Original Lease may continue to exist from and after the cancellation of the Adjacent Property Lease Agreement, Lessee shall remove the common walkway from the Real Property.

6. REMOVAL OF COMMON WALKWAY. The removal of the common walkway as set forth herein shall include the restoration of the area previously improved by the common walkway to a condition similar to the immediately surrounding real property (i.e. appropriately landscaped to match existing conditions).

7. NO OTHER CHANGES. Lessor and Lessee agree that no further changes to the Original Lease are contemplated by this First Amendment.

8. RATIFICATION. Lessor and Lessee hereby ratify and reaffirm all of the terms and conditions of the Original Lease except as modified by this First Amendment.

IN WITNESS WHEREOF, the undersigned have hereto set their hands.

Signed and Acknowledged                       LESSOR:
in the Presence of:                           MORRISON TAYLOR LTD.


[Illegible]                                    /s/  Robert C. White
---------------------------                   ---------------------------
Witness to Lessor                             By: Robert C. White
                                              Its: President

/s/ Denise M. Damon
---------------------------
Witness to Lessor

                                              LESSEE:
                                              ADS ALLIANCE DATA SYSTEMS, INC.


/s/ Mary Brewer                             /s/ Robert P Armiak
---------------------------                 ---------------------------------
Witness to Lessee                           By:
                                               ----------------------------
                                            Its: ROBERT P ARMIAK, TREASURER
                                                ---------------------------

[Illegible]
--------------------------
Witness to Lessee

STATE OF OHIO
COUNTY OF FRANKLIN SS:

BE IT REMEMBERED, that on this 24th day of June, 1998, before me, the subscriber, a Notary Public in and for said County and State, personally appeared MORRISON TAYLOR, LTD., by Robert C. White, its President and executed the foregoing instrument, and acknowledged such execution thereof to be his and its free and voluntary act and deed for the uses and purposes mentioned therein.

IN TESTIMONY THEREOF, I have hereunto signed my name and affixed my official seal on the day and year aforesaid.

                                    /s/ Denise M. Damon
                                    --------------------------------
                                    Notary Public

                                    [SEAL]            DENISE M. DAMON
                                                NOTARY PUBLIC, STATE OF OHIO
                                             MY COMMISSION EXPIRES FEB. 27, 2000

STATE OF OHIO
COUNTY OF FRANKLIN SS:

BE IT REMEMBERED, that on this 18 day of June, 1998, before me, the subscriber, a Notary Public in and for said County and State, personally appeared ADS ALLIANCE DATA SYSTEMS, INC., by Robert Armiak, its Treasurer, and executed the foregoing instrument, and acknowledged such execution thereof to be his and its free and voluntary act and deed for the uses and purposes mentioned therein.

IN TESTIMONY THEREOF, I have hereunto signed my name and affixed my official seal on the day and year aforesaid.

                                     /s/ Mary Brewer
                                     ------------------------------
                                     Notary Public

[SEAL]            MARY BREWER
       NOTARY PUBLIC, STATE OF OHIO
   MY COMMISSION EXPIRES JUNE 30, 1999

                               TENANT CERTIFICATE
                        AND MUTUAL RECOGNITION AGREEMENT

     THIS AGREEMENT is entered into as of December 12, 1997, between ADS Alliance Data Systems, Inc.("Tenant"), Morrison Taylor, Ltd. ("Borrower"), and USG Annuity & Life Company, its Parent, Subsidiary, or Affiliated Company, ("Lender"), whose address for notices is 604 Locust Street, Des Moines, Iowa 50309, Attn: Managing Director.

                                    RECITALS

     A. Tenant is the lessee and Borrower is the lessor under a certain lease dated July 1, 1997 (the "Lease").

     B. Lender has made, or intends to make, a mortgage loan to be secured by a mortgage or deed of trust from Borrower for the benefit of Lender (the "Mortgage") encumbering the real property and the improvements described in the Mortgage (collectively, the "Property"), wherein the premises covered by the Lease (the "Demised Premises") is located.

     C. Borrower and Lender have executed, or will execute, an Assignment of Leases and Rents (the "Assignment"), pursuant to which the Lease is assigned to Lender and Lender grants the right to Borrower to collect all rents and other sums payable under the Lease ("Rents") until the revocation of such right by Lender, at which time all Rents are to be paid to Lender.

     D. Lender has requested the execution of the two Agreements contained herein by Borrower and/or Tenant as a condition to Lender making the requested mortgage loan or consenting to the Lease.

     E. Tenant acknowledges that Tenant will benefit by entering into an agreement with Lender concerning Tenant's relationship with any purchaser or transferee of the Property in the event of foreclosure of the Mortgage or a transfer of the Property by deed in lieu of foreclosure.

                         PART ONE - TENANT CERTIFICATE

     Tenant certifies to Lender as follows:

          (a) Tenant took possession of the Demised Premises on or about September 1, 1997, and commenced paying rent on September 1, 1997;

          (b) The term of the Lease commenced on September 1, 1997, and terminates on August 31, 1997 and there have been no amendments to the Lease;

          (c) The amount of the last rental payment (excluding expense reimbursements) was $24,576.75 and the rental period for which such payment was made was for the month ending December 31, 1997;

          (d) The improvements described in the Lease have been accepted by the Tenant and have been constructed, to the best of Tenant's knowledge, in accordance with the plans and specifications therefor;

          (e) The Lease is in full force and effect, no advance rentals have been paid, and Tenant has no unsatisfied claims against Borrower; and

          (f) Tenant has no option or other right to purchase all or any portion of the Property.

                                         TENANT: AM Alliance Data Systems, Inc.

                                         By /s/ Daniel T. Groomes
                                            ------------------------------
                                         Name Daniel T. Groomes
                                              ----------------------------
                                         Title VP Finance
                                               ---------------------------

                    PART TWO - MUTUAL RECOGNITION AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals, Tenant, Borrower and Lender, and their successors and assigns, agree as follows:

     1.   Tenant and Borrower agree for the benefit of Lender that:

          (a)  Tenant shall not pay any rent more than one month in advance;

          (b) Tenant and Borrower will not enter into any agreement for the cancellation, amendment or modification of the Lease without Lender's prior written consent;

          (c) Tenant will not terminate the Lease because of a default by Borrower unless Tenant shall have first given Lender written notice and a reasonable opportunity to cure such default; and

          (d) Tenant, upon receipt of notice from Lender that it has revoked the license granted to Borrower to collect Rents, shall pay to Lender all Rents then or thereafter due under the Lease, and any such payments to Lender shall be credited against the Rents as if made to Borrower.

     2. The Lease is hereby subordinated in all respects to the Mortgage and to all renewals, modifications and extensions thereof, but the parties hereto agree that a foreclosure proceeding shall not affect the Lease or the obligations of Tenant thereunder except as otherwise provided herein.

     3. Borrower, Tenant and Lender agree that the fee title to the Property and the leasehold estate created by the Lease shall not merge but shall remain separate and distinct, notwithstanding the union of said estates either in Borrower, Tenant, Lender or any third party by purchase, assignment or otherwise.

     4. If the interests of Borrower in the Property are acquired by Lender:

          (a) If Tenant shall not then be in default under the Lease, the Lease shall not terminate or be terminated and the rights of Tenant thereunder shall continue in full force and effect except as provided in the Lease or this Agreement and except that the Mortgage will govern with respect to the disposition of proceeds of insurance policies or condemnation or eminent domain awards;

          (b) Tenant shall be bound to Lender under all of the terms, covenants and conditions of the Lease for the balance of the term thereof; and

          (c) Lender shall be bound to Tenant under all of the terms, covenants and conditions of the Lease provided, however, that Lender shall not be:

               (i) Liable for any act or omission of Borrower or any prior landlord;

               (ii) Subject to any offsets or defenses which Tenant might have against Borrower or any prior landlord;

              (iii) Liable for the return of any security deposit;

               (iv) Bound to Tenant subsequent to the date upon which Lender transfers its interest in the Demised Premises to any third party;

               (v) Liable to Tenant under any indemnification provisions set forth in the Lease or for any damages Tenant may suffer as a result of any false representation set forth in the Lease, the breach of any warranty set forth in the Lease, or any act of, or failure to act by any party other than Lender; or

               (vi) Bound by any option or other right to purchase all or any portion of the Property.

         The provisions of this paragraph shall be effective and self-operative immediately upon Lender succeeding to the interests of Borrower without the execution of any other instrument.

     5. This Agreement may not be modified orally or in any other manner except by an agreement in writing signed by the parties hereto or their respective successors in interest.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                         TENANT: ADS Alliance Data Systems, Inc.
                                                --------------------------------


                                              By /s/ Daniel T. Groomes
                                                ---------------------------
                                              Name Daniel T. Groomes
                                                   ------------------------
                                              Its  VP Finance
                                                   ------------------------

                                         BORROWER: Morrison Taylor, Ltd.
                                                  -----------------------------


                                              By /s/ Robert C. White
                                                ---------------------------
                                              Name Robert C. White
                                                   ------------------------
                                              Its  President
                                                   ------------------------

                                         LENDER: USG ANNUITY & LIFE COMPANY, an
                                                     Oklahoma corporation
                                         By: Equitable Investment Services,
                                                     Inc., its Agent

                                                 By
                                                    -------------------------
                                                 Name: Robert H. Kunnen
                                                 Its: Managing Director